UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 24, 2011

Endeavour International Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	001-32212	88-0448389
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1001 Fannin Street, Suite 1600, Houston, Texas		77002
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(713) 307-8700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Underwriting Agreement

On March 24, 2011, Endeavour International Corporation (the "Company") entered into an underwriting agreement (the "Underwriting Agreement") with Citigroup Global Markets Inc., as representative of the underwriters named in Schedule II thereto (collectively, the "Underwriters"), in connection with an underwritten public offering of an aggregate 10,000,000 shares of the Company’s common stock, par value $0.001 per share (the "Common Shares"), at a price of $11.00 per Common Share ($10.34 per Common Share, net of underwriting discount). Pursuant to the Underwriting Agreement, the Company also granted the Underwriters a 30-day option to purchase up to an additional 1,500,000 shares of common stock on the same terms as the Common Shares to cover over-allotments, if any. The Underwriters exercised this option in full on March 26, 2011. The issuance and sale of the Common Shares has been registered under the Securities Act of 1933 (the "Securities Act") pursuant to a shelf Registration Statement on Form S-3 (Registration No. 333-163781), as amended, of the Company, filed with the Securities and Exchange Commission on December 16, 2009, and declared effective on February 9, 2010. Closing of the issuance and sale of the Common Shares occured on March 30, 2011. A legal opinion related to the Common Shares is filed herewith as Exhibit 5.1.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing, obligations of the parties and termination provisions. Additionally, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities. Furthermore, the Company has agreed with the Underwriters not to offer or sell any shares of its common stock (or securities convertible into or exchangeable for common stock), subject to customary exceptions, for a period of 90 days after the date of the Underwriting Agreement without the prior written consent of Citigroup Global Markets Inc.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

1.1 - Underwriting Agreement dated March 24, 2011, by and among Endeavour International Corporation and Citigroup Global Markets Inc., as representative of the underwriters named therein.
5.1 - Opinion of Woodburn and Wedge regarding the legality of the Common Shares.
23.1 - Consent of Woodburn and Wedge (included in Exhibit 5.1).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Endeavour International Corporation

March 30, 2011	By:	Robert L. Thompson

Name: Robert L. Thompson
Title: Chief Accounting Officer

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Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement dated March 24, 2011, by and among Endeavour International Corporation and Citigroup Global Markets Inc., as representative of the underwriters named therein.
5.1	Opinion of Woodburn and Wedge regarding the legality of the Common Shares.